UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: November 21, 2017

Date of earliest event reported: November 20, 2017

NATIONAL OILWELL VARCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas		77036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 713-346-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2017, National Oilwell Varco, Inc. (the “Company”) entered into new executive employment agreements (the “Employment Agreements”) with the following executive officers of the Company: Clay C. Williams, Jose A. Bayardo, Joseph W. Rovig, Craig L. Weinstock and Scott K. Duff.

Each Employment Agreement is for a term of three (3) years and entitles each executive to the payment of annual base salary and the right to participate in the Company’s annual bonus plan, incentive plans and other benefit plans in effect from time to time. In the event any executive’s employment is terminated by the executive for Good Reason (as defined in the Employment Agreements) or by the Company other than for Cause, Death or Disability (each as defined in the Employment Agreements), the executive shall be entitled to a severance payment equal to the aggregate of the following amounts: (A) the executive’s accrued base salary through the date of termination, the executive’s annual bonus for the year prior to termination, assuming the applicable performance goals have been met and such bonus remains unpaid, and accrued and unpaid vacation pay, (B) an amount equal to two times the sum of (i) executive’s base salary and (ii) a percentage of the executive’s base salary (which percentages for each executive are as follows: Mr. Williams – 125%, Messrs. Bayardo, Rovig and Weinstock – 80% and Mr. Duff– 75%) (the “Cash Severance”) and (C) an amount equal to the annual bonus payable in the year of termination, such bonus to be prorated and based on actual Company performance. The Cash Severance payment will be paid in twelve (12) monthly installments. Furthermore, in such event, the executive shall also be entitled to continuation of health benefits for two years, the executive’s stock options will continue to vesting under the terms of the award for a period of up to three (3) years plus ninety (90) days, the executive’s unvested time-based restricted stock awards shall be 100% vested, and the executive’s unvested performance-based restricted stock awards will continue until the original vesting date on a pro-rated basis. The Employment Agreements also contain customary non-competition, non-solicitation and non-disparagement provisions.

No changes have been made to the Severance Agreements executed previously with the aforementioned executive officers.

The foregoing description of the Employment Agreements is qualified in its entirety by reference to the full text of the form of such agreements, which is attached to this Current Report as Exhibits 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2017	NATIONAL OILWELL VARCO, INC.

/s/ Brigitte M. Hunt
Brigitte M. Hunt Vice President